UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2008

STEC, INC.

(Exact name of registrant as specified in charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street, Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 476-1180

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

STEC, Inc. (the “Company”) has entered into a Credit Agreement, dated July 30, 2008 (the “Credit Agreement”), with Wachovia Bank, National Association as a lender and as administrative agent for the lenders thereunder (“Agent”) under which Agent has committed, subject to terms and conditions set forth in the Credit Agreement, to provide the Company with a $35,000,000 two-year senior unsecured revolving credit facility (the “Credit Facility”). In the event that the Company makes a loan to any of its foreign subsidiaries, the Company has agreed to pledge to Agent the Company’s intercompany note from such foreign subsidiary. In addition, the Credit Facility will be guarantied by certain domestic subsidiaries of the Company. The Credit Facility shall terminate and all amounts outstanding thereunder shall be due and payable in full on July 30, 2010.

The amounts borrowed under the Credit Facility will bear interest at a floating rate per annum equivalent to, at the option of the Company, either (i) LIBOR plus 0.70% - 1.20% depending on the Company’s leverage ratio at each quarter end or (ii) Agent’s prime rate, announced from time to time, less 1.00% - 1.50% depending on the Company’s leverage ratio at each quarter end.

The Credit Agreement contains certain covenants, including, among other things, that the Company maintain a leverage ratio equal to or less than (a) 2.5 to 1.0 at the end of each fiscal quarter until the fiscal quarter ended December 31, 2008 and (b) 2.0 to 1.0 for the end of each fiscal quarter after December 31, 2008, and a minimum liquidity ratio of 1.0 to 5.0 at all times.

In the event of a default by the Company under the Credit Agreement, Agent shall have the right to terminate all commitments under the Credit Agreement and declare the amounts outstanding, including all accrued interest and unpaid fees, payable immediately. In addition, Agent may enforce any and all rights and remedies created under the Credit Agreement, any other credit document or under applicable law.

During the term of the Credit Agreement, and upon compliance with certain conditions, the Company has the right to request an increase in the aggregate amount available under the Credit Facility to $50,000,000.

The foregoing description of the Credit Agreement is only a summary and is not intended to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Credit Agreement is hereby incorporated by reference in this Item 2.03.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Credit Agreement, dated July 30, 2008, among STEC, Inc., its domestic subsidiaries, the lenders party thereto and Wachovia Bank, National Association, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEC, Inc.

Date: August 1, 2008	By:	/s/ Dan Moses
Dan Moses
Executive Vice President and Chief
Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Credit Agreement, dated July 30, 2008, among STEC, Inc., its domestic subsidiaries, the lenders party thereto and Wachovia Bank, National Association, as Administrative Agent.